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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            -----------------------------


                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 7, 1998


                                   IDT CORPORATION
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                (Exact name of Registrant as Specified in its Charter)


         DELAWARE                      0-27898                   22-3415036
----------------------------    ----------------------       ------------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)



190 MAIN STREET, HACKENSACK, NEW JERSEY                            07601
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(Address of Principal Executive Offices)                         (Zip Code)


                                    (201) 928-1000
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                 (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS.

     On April 8, 1998, IDT Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated April 7, 1998, pursuant to which the parties thereto have agreed that a wholly owned subsidiary of the Company will be merged with and into InterExchange, Inc., a Delaware corporation ("IX"), and IX will become a wholly owned subsidiary of the Company. The consummation of the Merger is subject to the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and to the delivery of the required financial information with regard to IX and its Subsidiaries (as defined in the Merger Agreement), each as set forth in the Merger Agreement.

     Pursuant to the Merger Agreement, all of the outstanding shares of the common stock of IX (the "IX Common Stock") will be exchanged for an aggregate of 3,242,323 newly issued shares (the "IDT Shares") of common stock, par value $.01 per share, of the Company, and $20 million in cash (the "Cash Consideration"), which will be funded out of the Company's working capital. The IX Common Stock, the Cash Consideration and the IDT Shares will be held in escrow until the satisfaction of the conditions set forth in the Merger Agreement. The Merger is expected to be consummated during the quarter ending July 31, 1998. A portion of the IDT Shares will remain in escrow until October 2002 in order to satisfy certain indemnification obligations that the former stockholders of IX may have under the Merger Agreement.

     IX provides satellite frame relay networking and carrier-grade Internet telephony to over 20 international destinations and also operates one of the nation's largest international debit card platform.

     Mr. David Turock, the Company's Director of Technology, owns approximately 50% of the outstanding shares of IX, and serves as IX's Chairman.

     The information set forth above is qualified in its entirety by reference to the Merger Agreement and the press release announcing the transaction which are attached hereto as exhibits and are incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits:


Exhibit No.         Description
-----------         -----------

2.1 Agreement and Plan of Merger, dated April 7, 1998, by and among the Company, ADM Corp., a wholly owned subsidiary of the Company, IX, David Turock, Eric Hecht, Richard Robbins, Bradley Turock, Wai Nam Tam, Mary Jo Altom and Lisa Mikulynec.

99.1                IDT Corporation Press Release, dated April 8, 1998.























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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             IDT CORPORATION

                                             By: /s/ Joyce J. Mason
                                                -----------------------------
                                                Joyce J. Mason
                                                Secretary and General Counsel

Date:  April 22, 1998


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                                    EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

2.1 Agreement and Plan of Merger, dated April 7, 1998, by and among the Company, ADM Corp., a wholly owned subsidiary of the Company, IX, David Turock, Eric Hecht, Richard Robbins, Bradley Turock, Wai Nam Tam, Mary Jo Altom and Lisa Mikulynec.

99.1                IDT Corporation Press Release, dated April 8, 1998.
























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